UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2016

HCSB FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-26995	57-1079444
(Commission File Number)	(I.R.S. Employer Identification No.)

3640 Ralph Ellis Blvd, Loris, South Carolina	29569
(Address of Principal Executive Offices)	(Zip Code)

(843) 756-6333

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e)      On June 20, 2016, James R. Clarkson, the Company’s and the Bank’s former president and chief executive officer, notified HCSB Financial Corporation (the “Company”) and Horry County State Bank (“the Bank”) that he is resigning from the Company and the Bank, effective as of June 30, 2016, and is terminating the previously disclosed amended consulting agreement dated May 13, 2016, between himself and the Bank, which was to become effective on July 1, 2016. Mr. Clarkson had been assisting Jan H. Hollar, the Company’s and the Bank’s chief executive officer, with transition matters since April 11, 2016.

(e) On June 16, 2016, the Bank entered into an employment agreement with W. Jack McElveen, Jr., the Bank’s executive vice president and chief credit officer. The employment agreement is initially for a term of three years and will thereafter be automatically extended for additional terms of one year unless either party delivers a notice of termination at least 90 days prior to the end of the term.

Under the terms of his employment agreement, Mr. McElveen will be entitled to an annual base salary of $200,000 per year, and the board of directors of the Bank (or an appropriate committee thereof) will review Mr. McElveen’s base salary at least annually for adjustment based on his performance. Mr. McElveen will be eligible to receive an annual cash bonus of up to 20% of his annual base salary if he achieves certain performance levels established from time to time by the board of directors, and he will be eligible to participate in the Company’s long-term equity incentive program and for the grant of stock options, restricted stock, and other awards thereunder or under any similar plan adopted by the Company. Additionally, Mr. McElveen will participate in the Bank’s retirement, welfare, and other benefit programs and be entitled to reimbursement for travel and business expenses.

A copy of Mr. McElveen’s agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The description of this agreement is qualified in its entirety by reference to the full text of the employment agreement.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement between the Bank and W. Jack McElveen, Jr., dated June 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: June 22, 2016	By:	/s/ Jan H. Hollar
	Name:	Jan H. Hollar
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement between the Bank and W. Jack McElveen, Jr., dated June 16, 2016